UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 18, 2013, Vantage Drilling Company (NYSE MKT: VTG) announced that its wholly owned subsidiary Offshore Group Investment Limited (the “Issuer”) commenced a tender offer and consent solicitation (the “Offer”) for any and all of the Issuer’s outstanding 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”). The principal purposes of the Offer are to 1) acquire any and all outstanding Notes and (2) eliminate or modify substantially all restrictive covenants, certain events of default and other provisions contained in the indenture governing the Notes (other than, among other covenants, the covenants to pay interest and premium, if any, on, and principal of, the Notes when due or to offer to repurchase the Notes upon a change of control), as part of a refinancing of the Notes. A copy of the press release announcing the Offer is furnished as Exhibit 99.1 to this report.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: March 18, 2013	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated March 18, 2013.